UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2021

VIRACTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2533 S Coast Hwy 101, Suite 210	92007
Cardiff, California
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 400-8470

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VIRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

As previously reported on February 24, 2021, Viracta Therapeutics, Inc., formerly known as Sunesis Pharmaceuticals, Inc. (the “Company”) completed its business combination with Viracta Subsidiary, Inc., formerly known as Viracta Therapeutics, Inc. (“Viracta Subsidiary”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated November 29, 2020 (the “Merger Agreement”), by and among the Company, Sol Merger Sub, Inc. (“Merger Sub”), and Viracta Subsidiary, pursuant to which Merger Sub merged with and into Viracta Subsidiary, with Viracta Subsidiary surviving as a wholly owned subsidiary of the Company (the “Merger”). This Amendment No. 1 on Form 8-K/A is being filed by the Company to amend the Current Report on Form 8-K filed on February 24, 2021 (the “Original Report”), solely to provide the disclosures required by Item 9.01 of Form 8-K that were not previously filed with the Original Report.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) and the notes related thereto are filed as Exhibit 99.1 to this report.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) and the notes related thereto are filed as Exhibit 99.2 to this report.

(d) Exhibits

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Audited financial statements of Viracta Therapeutics, Inc. as of and for the years ended December 31, 2020 and 2019.

99.2	Unaudited pro forma condensed combined balance sheet as of December 31, 2020 and the unaudited pro forma statement of operations and comprehensive loss for the year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2021

/s/ Daniel Chevallard
Daniel Chevallard
Chief Operating Officer and Chief Financial Officer